Exhibit 99.1
1 Investor Presentation │February 2023 Investor Presentation February 2023

2 Investor Presentation │February 2023 Forward-Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of February 7, 2023. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 26-37 of our Form 10-Q filed on November 3, 2022 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.

3 Investor Presentation │February 2023 Matson: At-a-Glance OCEAN TRANSPORTATION • A leading U.S. carrier in the Pacific • Lifeline to economies of Hawaii, Alaska, Guam and other Pacific islands • Niche, premium, expedited services from China to Southern California • 35% ownership in SSAT that operates 8 West Coast terminals LOGISTICS • Top 10 integrated, asset-light logistics services • Freight forwarding, transportation brokerage, warehousing, and supply chain management services • Leverages Matson and Span Alaska brands • Scalable model with high ROIC $0 $500 $1,000 $1,500 $2,000 $2,500 2018 2019 2020 2021 LTM 3Q22 $ in millions Operating Income Net Income EBITDA Operating Income, Net Income and EBITDA Financial Return Metrics 0% 10% 20% 30% 40% 50% 60% 70% 80% 2018 2019 2020 2021 LTM 3Q22 Return on Equity (ROE) Return on Invested Capital (ROIC)

4 Investor Presentation │February 2023 Matson Today: Connecting the Pacific

5 Investor Presentation │February 2023 Investment Highlights Unique Network Connecting the Pacific • Providing critical supply lifelines to economies throughout the Pacific • Strong market positions in attractive niche markets with multi-decade customer relationships • Dual head-haul economics on China-to-Long Beach Express (CLX) service • Logistics’ business lines complement ocean services and drive high ROIC opportunities World-Class Operator and Premium Service Provider • Fastest transit and cargo availability creates competitive advantage and premium rates for China service ‒ CLX and CLX+ are the fastest and second fastest ocean services in the Transpacific tradelane • Fastest transit time to Guam from U.S. West Coast with superior on-time performance • Well-maintained fleet with industry-leading on-time performance • Dedicated terminals with best-in-class truck turns and unmatched cargo availability • Hawaii Neighbor Island barge fleet and Micronesia feeder vessels create hub-and-spoke efficiency Increasingly Diversified Cash Flows • Increasingly diversified cash flows from: ‒ Distinct ocean tradelane service routes ‒ A niche provider of logistics services complementing the tradelane services ‒ An equity investment in SSAT, a leading U.S. West Coast terminal operator Organic Growth Opportunities • Significant organic growth in the last 2 years through addition of CLX+ and AAX services • Announced ~$1 billion new vessel program on November 2, 2022 – new Aloha Class vessels in CLX to provide meaningful lift to net income, operating income and EBITDA • Pursue opportunities that leverage the combined services of Ocean Transportation and Logistics Stable, Growing and Defensible Cash Flow Generation • Financial strength to invest to grow the core businesses, pursue strategic opportunities and return capital to shareholders • Since 2015, approximately $700 million in investments for Alaska entry Commitment to Returning Cash to Shareholders • Repurchased ~7.5 million shares from August 3, 2021 through December 31, 2022 for a total cost of ~$597 million • Compelling dividend yield with dividend growth history Strong Balance Sheet • Investment grade credit metrics • Balance sheet strength leads to low cost of capital

6 Investor Presentation │February 2023 Hawaii Service • 5 U.S. West Coast departures and 3 arrivals in Honolulu per week • Dedicated neighbor island barge service Overview of Service Matson’s Focus • Maintain best-in-class on-time arrival and cargo availability • Dedicated terminals and fully-integrated cargo delivery to major neighbor islands Market Overview • Competitors: – Pasha – Barges – Air freight 9-ship deployment

China Service

Overview of Service

Service	Frequency	Destination
CLX (started 2005)	Weekly from Ningbo/Shanghai	Long Beach
CLX+ (started May 2020)	Weekly from Ningbo/Shanghai	Long Beach

- Feeder services from other Asian port origins
- CLX and CLX+ are premium services providing an alternative to deferred air freight and other ocean carriers
- Dedicated terminal space in Long Beach with off-dock container yard
- Door-to-door services in coordination with Matson Logistics

Matson's Focus

- Continue to differentiate services with reliability as a premium service provider
- Attract new customers away from air freight
- Continue to find opportunities to lower breakeven cost on CLX+

Market Overview

- Competitors:
  - Other transpacific carriers
  - Air freight carriers


BONDED OFF-DOCK CONTAINER YARD PRIMARY
OFF-DOCK CONTAINER YARD OVERFLOW
3.5 miles
PIER A – OWNED AND OPERATED BY MATSON JV
EXCLUSIVE USE TERMINAL
CLX+
CLX

Port of Long Beach

CLX is the #1 Transpacific Service and CLX+ is #2

- Expedited, 10-day transit from Shanghai
- Exclusive terminal (for CLX) – unrivaled speed
- Next day cargo availability at off-dock facility

7 | Investor Presentation | February 2023
Matson

8 Investor Presentation │February 2023 Alaska Service • Twice weekly service to Anchorage and Kodiak • Weekly service into Dutch Harbor • Matson is the only U.S. containership operator serving Kodiak and Dutch Harbor Overview of Service Matson’s Focus Current 3-Ship Deployment • Maintain excellence in on-time cargo availability • Expand premium SB service differentiation • Market AAX service for upcoming fishing season Market Overview • Competitors: TOTE, barges, air freight and OTR trucking • Air freight rates are very high relative to the cost of goods being shipped • NB volume growth tied to Alaska’s economy • SB and Alaska-to-Asia Express (AAX) volume tied to seasonality of seafood harvests Note: Picture excludes AAX service from Dutch Harbor as backhaul service on the CLX+.

9 Investor Presentation │February 2023 Guam Service • Weekly service to Guam as part of CLX service • 3-to-5 day ocean transit advantage from U.S. West Coast Overview of Service Matson’s Focus • Maintain superior service and on-time performance • Fight for every piece of freight Market Overview • Competitors: – APL (U.S. flagged service) • Trans-ships in Yokohama, Japan and Busan, South Korea to Guam via a 2-ship feeder service – International carriers with Asia direct services – Air freight

10 Investor Presentation │February 2023 SSAT Joint Venture • Matson owns a 35% interest in SSA Terminals, LLC (SSAT), the leading U.S. West Coast terminal operator – SSAT currently provides terminal and stevedoring services to carriers at 8 terminal facilities Overview SSAT is the best operator on the U.S. West Coast. $0 $20 $40 $60 $80 $100 $120 2018 2019 2020 2021 LTM 3Q22 $ in millions SSAT JV Equity Income Port Terminal Acreage Long Beach Pier A 196 C60 68 Tacoma West Sitcum 123 Oakland OICT 270 B63 80 Seattle T-5 65* T-18 196 T-30 70 * Further redevelopment of site could bring terminal to potentially ~143 acres.

11 Investor Presentation │February 2023 0% 1% 2% 3% 4% 5% 6% 7% 8% 9% 10% $0 $10 $20 $30 $40 $50 $60 $70 $80 2018 2019 2020 2021 LTM 3Q22 Operating Income Margin Operating Income ($ in millions) Operating Income Operating Income Margin Matson Logistics Transportation Brokerage • Domestic and international rail intermodal • Long-haul and regional highway trucking • Less-than-truckload and expedited freight • Over 1.5 million sq. ft. across 4 buildings in attractive port-based locations • Mix of contract and public warehouses Supply Chain Mgmt. and Other • PO management, freight forwarding and NVOCC services • Organically grown from Matson’s CLX service Warehousing and Distribution Overview of Services Operating Income and Margin Freight Forwarding • LCL consolidation and freight forwarding primarily to the Alaska market through Span Alaska

12 Investor Presentation │February 2023 Appendix

13 Investor Presentation │February 2023 Appendix – Update on New Vessel and LNG Projects • On November 1st, signed agreements with Philly Shipyard, Inc. for construction of three new LNG-ready Aloha Class vessels – New vessels for CLX service; will move three existing CLX vessels into Alaska service after new vessels placed into service • Overview of new Aloha Class vessels – LNG-ready; dual-fuel engines – State-of-the-art green technology features and a fuel-efficient hull design – 500 containers of additional capacity per voyage versus existing CLX vessels • Expect the additional capacity to be a meaningful net income, operating income and EBITDA contributor – Vessel deliveries expected in 4Q26, 2Q27 and 4Q27 • Contract cost of ~$1 billion – Made first milestone payment of ~$50 million from the CCF Year Payment 2022 ~$ 50 2023 50 2024 71 2025 351 2026 307 2027 157 2028 10 2029 3 TOTAL ~$ 999 Current Expected Milestone Payments ($ in millions)

14 Investor Presentation │February 2023 Appendix – Update on New Vessel and LNG Projects (continued) • Three new Aloha Class vessels and LNG projects are important steps towards achieving Matson’s 2030 greenhouse emissions goal – Reduce Scope 1 greenhouse gas emissions from owned fleet by 40% by 2030 using a 2016 baseline • LNG installation projects on Daniel K. Inouye (DKI) and Manukai remain on track – Daniel K. Inouye: current estimated total cost ~$35 million – Manukai: current estimated total cost ~$60 million • Moving forward with LNG installation project on Kaimana Hila (KMH) – Current estimated total cost on KMH is ~$35 million – Currently scheduled to enter dry-dock in 2Q24 and for install work to last ~5 months • Continue to evaluate LNG installation projects on Lurline and Matsonia – If move forward, installations would be in 2024 and 2025 – Current estimated total cost on both Kanaloa Class vessels is ~$85 million

Appendix – Non-GAAP Measures

Matson reports financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest Expense, Interest Income, Income Taxes, Depreciation and Amortization ("EBITDA"), Return on Invested Capital ("ROIC") and Return on Equity ("ROE").

	LTM as of	For the years ended December 31,									
($ in millions, except ROIC and ROE)	09/30/22	2021	2020	2019	2018	2017	2016	2015	2014	2013	2012
Total debt [6]	$ 531.8	$ 629.0	$ 760.1	$ 958.4	$ 856.4	$ 857.1	$ 738.9	$ 429.9	$ 373.6	$ 286.1	$ 319.1
Less: total cash and cash equivalents	(242.8)	(282.4)	(14.4)	(21.2)	(19.6)	(19.8)	(13.9)	(25.5)	(293.4)	(114.5)	(19.9)
Net debt	289.0	346.6	745.7	937.2	836.8	837.3	725.0	404.4	80.2	171.6	299.2
Net income	$ 1,380.4	$ 927.4	$ 193.1	$ 82.7 [1]	$ 109.0 [2]	$ 231.0 [3]	$ 81.4	$ 103.0	$ 70.8	$ 53.7	$ 45.9
Add: loss from discontinued operations	-	-	-	-	-	-	-	-	-	-	6.1
Add: income tax expense	346.4	243.9	65.9	25.1	38.7	(105.8)	49.1	74.8	51.9	32.2	33.0
Add: interest expense	19.0	22.6	27.4	22.5	18.7	24.2	24.1	18.5	17.3	14.4	11.7
Subtract: interest income	(1.3)	-	-	-	-	-	-	-	-	-	-
Add: depreciation and amortization	163.0	156.4	137.3	134.0	130.9	146.6	135.4	105.8	90.1	91.0	95.4
EBITDA	1,907.5	1,350.3	423.7	264.3	297.3	296.0	290.0	302.1	230.1	191.3	192.1
Net income (A)	$ 1,380.4	$ 927.4	$ 193.1	$ 82.7 [1]	$ 109.0 [2]	$ 231.0 [3]	$ 81.4	$ 103.0	$ 70.8	$ 53.7	$ 45.9
Add: loss from discontinued operations	-	-	-	-	-	-	-	-	-	-	6.1
Subtract: interest income (tax-effected) [4]	(1.0)	-	-	-	-	-	-	-	-	-	-
Add: interest expense (tax-effected) [4]	15.2	17.9	20.4	16.7	14.2	14.9	15.1	10.7	10.0	9.0	7.2
Total return (B)	1,394.6	945.3	213.5	99.4	123.2	245.9	96.5	113.7	80.8	62.7	59.2
Average total debt [6]	$ 589.5	$ 694.6	$ 859.3	$ 907.4	$ 856.8	$ 798.0	$ 584.4	$ 401.8	$ 329.9	$ 302.6	$ 319.1 [5]
Average shareholders' equity (C)	1,821.7	1,314.3	883.5	780.5	716.3	586.1	472.8	407.1	351.0	309.1	279.9 [5]
Total invested capital (D)	2,411.2	2,008.9	1,742.8	1,687.9	1,573.1	1,384.1	1,057.2	808.9	680.9	611.7	599.0 [5]
ROIC = (B)/(D)	57.8%	47.1%	12.3%	5.9%	7.8%	17.8%	9.1%	14.1%	11.9%	10.3%	9.9%
ROE = (A)/(C)	75.8%	70.6%	21.9%	10.6%	15.2%	39.4%	17.2%	25.3%	20.2%	17.4%	16.4%

(1) Includes a non-cash tax benefit of $2.9 million related to discrete adjustments as a result of applying the provisions of the Tax Cuts and Jobs Act (the "Tax Act").

(2) Includes a non-cash tax expense of $2.9 million related to discrete adjustments as a result of applying the provisions of the Tax Act.

(3) Includes the benefit of a one-time, non-cash adjustment of $154.0 million related to the enactment of the Tax Act.

(4) The effective tax rates each year in the period 2012-2021 and LTM 3Q22 were 38.8%, 37.5%, 42.3%, 42.1%, 37.6%, (84.5%), 26.2%, 23.3%, 25.4%, 20.8% and 20.1%, respectively. The effective tax rates for 2017, 2018 and 2019 excluding adjustments related to the Tax Act, would have been 38.5%, 24.2% and 26.0%, respectively.

(5) The 2012 calculation is based on total invested capital as of December 31, 2012 due to the timing of the separation from Alexander & Baldwin.

(6) Total debt is presented before any reduction for deferred loan fees as required by U.S. GAAP.

15 | Investor Presentation | February 2023

Matson.